EXHIBIT 10.1

INVESTMENT AGREEMENT
by and among
VICON INDUSTRIES, INC.,
and
NIL FUNDING CORPORATION

Dated as of July 27, 2017

Table of Contents
ARTICLE I THE RIGHTS OFFERING AND BACKSTOP COMMITMENT
Section 1.1    The Rights Offering.
Section 1.2    Backstop Commitment.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 2.1    Organization
Section 2.2    Authorization
Section 2.3    Capitalization.
Section 2.4    Valid Issuance of Shares
Section 2.5    Non-Contravention; Governmental Authorizations.
Section 2.6    Periodic Filings; Financial Statements; Undisclosed Liabilities.
Section 2.7    No Proceedings
Section 2.8    Brokers and Finders

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
Section 3.1    Organization and Authority
Section 3.2    Authorization
Section 3.3    Non-Contravention; Governmental Authorization.
Section 3.4    No Proceedings
Section 3.5    Securities Act Compliance
Section 3.6    Financial Capability
Section 3.7    No Registration
Section 3.8    Ownership
Section 3.9    No Further Reliance

ARTICLE IV COVENANTS
Section 4.1    Conduct of the Business
Section 4.2    Securities to be Issued
Section 4.3    Publicity
Section 4.4    Share Listing
Section 4.5    No Stabilization

ARTICLE V CONDITIONS TO CLOSING
Section 5.1    Conditions to the Obligations of the Company and the Investor
Section 5.2    Conditions to the Obligations of the Company
Section 5.3    Conditions to the Obligations of the Investor

ARTICLE VI TERMINATION
Section 6.1    Termination
Section 6.2    Effects of Termination

ARTICLE VII MISCELLANEOUS
Section 7.1    Interpretation; Certain Definitions
Section 7.2    Survival
Section 7.3    Indemnification.
Section 7.4    Legends
Section 7.5    Notices
Section 7.6    Further Assurances
Section 7.7    Amendments and Waivers
Section 7.8    Fees and Expenses
Section 7.9    Successors and Assigns
Section 7.10    Governing Law
Section 7.11    Jurisdiction
Section 7.12    Waiver Of Jury Trial
Section 7.13    Entire Agreement
Section 7.14    Effect of Headings and Table of Contents
Section 7.15    Severability
Section 7.16    Counterparts; No Third Party Beneficiaries
Section 7.17    Specific Performance

INVESTMENT AGREEMENT
THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2017, by and among Vicon Industries, Inc., a New York corporation (the “Company”) and NIL Funding Corporation, a Delaware corporation (“Investor”).
RECITALS
WHEREAS, the Company has proposed to offer and sell up to 9,348,388 shares of Common Stock pursuant to a Rights Offering, on the terms and subject to the conditions set forth herein;
WHEREAS, the Company desires that the Investor provide, and the Investor has agreed to provide, a Backstop Commitment to the Rights Offering, on the terms and subject to the conditions set forth herein; and
WHEREAS, certain capitalized terms in this Agreement are defined in Section 7.1(b).
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 1.1    The Rights Offering.

(a)As promptly as practicable after the date of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a registration statement (including each amendment and supplement thereto, the “Registration Statement”) on Form S-1, covering the issuance of the Rights and the Common Stock in the Rights Offering. The Company shall not permit any securities to be included in the Registration Statement other than the Rights and the Common Stock to be issued in the Rights Offering. The Registration Statement (and any post-effective amendments) shall be provided to the Investor and its counsel prior to its filing with the SEC, and the Investor and its counsel shall be given a reasonable opportunity to review and comment upon the Registration Statement (and any post-effective amendments). The Company shall use its commercially reasonable efforts to, as promptly as practicable, (i) respond to comments to the Registration Statement raised by the staff of the SEC and (ii) cause the Registration Statement and any post-effective amendment to be declared effective by the SEC.

(b)The Investor shall provide to the Company such information and other assistance as it may reasonably require in connection with the preparation and filing of the Registration Statement and the Prospectus. At the time such information is provided and at the respective times the Registration Statement and any post-effective amendments thereto become effective and as of the date of the Prospectus, no such information provided by the Investor shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement (as amended or supplemented) shall comply in all material respects with the requirements of Form S-1, and the Registration Statement and any Company SEC Documents incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investor under Section 1.1(b). The final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act (as amended or supplemented, the “Prospectus”), as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investor under Section 1.1(b). The previous two sentences are referred to as the “10b-5 Representation.”

(d)Promptly following the date on which the Registration Statement is declared effective by the SEC (the “Registration Effective Date”), the Company shall print and file with the SEC the Prospectus, distribute the Prospectus to the Company’s stockholders of record as of the Record Date and thereafter promptly commence a rights offering (the “Rights Offering”) on the following terms: (i) the Company shall distribute, at no charge, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, one share of Common Stock at the Rights Subscription Price thereby entitling such holders of rights, in the aggregate, to subscribe for an aggregate of 9,348,388 shares (the “Aggregate Offered Shares”) of Common Stock (the “Basic Subscription Right”), provided that no fractional shares of Common Stock shall be issued pursuant to the exercise of any Rights, (iii) each such Right shall be non-transferable, (iv) the rights offering shall remain open for at least sixteen (16) days, but no more than thirty (30) days or such longer period as required by Law (the “Subscription Period”), and (v) each holder who fully exercises all Rights held by such holder shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for under the Basic Subscription Right in an amount equal to up to 100% of the shares of Common Stock for which such holder subscribed under the Basic Subscription Right (calculated prior to the exercise of any Rights) (the “Over-Subscription Right”); provided that, if insufficient remaining shares of unsubscribed shares of Common Stock are available, all over-subscription requests shall be honored pro rata among Rights holders who exercise the Over-Subscription Right (based on the Basic Subscription Rights exercised). In addition, the Investor’s ability to participate in the Rights Offering will be subject to the limitation that the Investor will not be provided with an Over-Subscription Right.

(e)Prior to the expiration or termination of this Agreement in accordance with Article VI, the Company shall not amend any of the terms of the Rights Offering described in Section 1.1(d), terminate the Rights Offering or waive any material conditions to the closing of the Rights Offering, without the prior written consent of the Investor, unless the full Board (and not a committee of the Board) approves such amendment, termination or waiver. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period. The closing of the Rights Offering shall occur at the time, for the Rights Subscription Price and in the manner and on the terms of the Rights Offering set forth in Section 1.1(d), and as shall otherwise be set forth in the Prospectus.

(f)The Company shall pay all of its expenses associated with the Registration Statement, Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 1.2    Backstop Commitment.
(a)     Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investor shall purchase from the Company, and the Company shall issue to the Investor,

at the Rights Subscription Price, an aggregate number of shares of Common Stock (the “Backstop Commitment”) equal to (A) (x) (i) $5,000,000 minus (ii) the aggregate gross proceeds of the Rights Offering, divided by (y) the Rights Subscription Price, minus (B) the number of shares of Common Stock purchased by the Investor in the Rights Offering; provided, however, that in no event shall the Backstop Commitment exceed (i) $3,000,000 divided by the Rights Subscription Price, minus (ii) the number of shares of Common Stock purchased by the Investor in the Rights Offering, and provided further, that the Investor may not purchase shares under the Backstop Commitment to the extent that the Investor and its affiliates would own in excess of 50% of the Company’s outstanding shares of Common Stock. Within two (2) Business Days after the closing of the Rights Offering, the Company shall issue to the Investor a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the aggregate gross proceeds of the Rights Offering and, accordingly, the number of shares of Common Stock to be acquired by the Investor pursuant to the Backstop Commitment at the Rights Subscription Price. Shares of Common Stock acquired by the Investor pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(b)    On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) the third Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Article V of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 9:00 a.m. (New York, New York time) at the offices of Fox Rothschild LLP, 101 Park Avenue, New York, New York 10178 or such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).
(c)    At the Closing (i) the Company shall issue to the Investor the Backstop Acquired Shares against payment by or on behalf of the Investor of the aggregate Rights Subscription Price for all such shares by wire transfer in immediately available funds to the account designated by the Company in writing at least three Business Day prior to the Closing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investor pursuant to Section 5.3, and (iii) the Investor shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 5.2.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, the Company represents and warrants to the Investor that:
Section 2.1    Organization. The Company and each of its Subsidiaries is duly incorporated or organized and validly existing as a corporation or other entity in good standing under the Laws of its jurisdiction of organization and has all corporate power and authority to own its property and assets and conduct its business as currently conducted, and, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

Section 2.2     Authorization. The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 2.3    Capitalization.
(a)    As of the date hereof, the Company is authorized to issue up to 25,000,000 shares of Common Stock and has 10,044,827 shares of Common Stock issued and outstanding. As of the date hereof, there are outstanding options to purchase an aggregate of 461,233 shares of Common Stock, warrants to purchase 1,500,000 shares of Common Stock, and stock appreciation rights covering 80,796 shares of Common Stock, under the Company’s Stock Option Plans. All of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.
(b)    All of the outstanding shares of capital stock of each of the Company’s Subsidiaries has been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Credit Facility. The Company does not Beneficially Own, directly or indirectly, any equity interests of any Person that is not a Subsidiary.

Section 2.4    Valid Issuance of Shares. The Backstop Acquired Shares will be, as of the date of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and nonassessable, (b) will be free and clear of all liens, encumbrances or claims and (c) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders.

Section 2.5    Non-Contravention; Governmental Authorizations.

(a)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not: (1) conflict with or violate any provision of the Company’s certificate of incorporation or by-laws, each as amended; (2) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which the Company or any of its Subsidiaries is a party or by which their respective properties may be bound or affected; or (3) conflict with or violate any Law applicable to the Company, except, in the case of clause (2) or (3), as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
(b)    Each approval, consent, order, authorization, designation, declaration or filing by or with any Governmental Entity necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein (except for (1) such additional steps as may be required by the NYSE American (the “NYSE”) or such additional steps as may be necessary to register or qualify the Rights and shares of Common Stock to be issued in connection with the Rights Offering and the Backstop Acquired Shares under federal securities, state securities or blue sky Laws and (2) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under, any competition or merger control laws of any jurisdiction) has been obtained or made and is in full force and effect.

Section 2.6    Periodic Filings; Financial Statements; Undisclosed Liabilities.

(a)    Since October 1, 2016, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(b)    The Company’s consolidated financial statements, including the notes thereto, included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with GAAP consistently applied in all material respects (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly in all material respects the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified therein (subject to the absence of notes and year-end adjustments in the case of unaudited statements).
(c)    Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, absolute, contingent or otherwise) of a nature that would be required to be accrued or reflected in a consolidated balance sheet prepared in accordance with GAAP, other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the consolidated balance sheets of the Company Financial Statements or (B) incurred in the ordinary course of business consistent with past practice since the date of the last consolidated balance sheet in the Company Financial Statements.

Section 2.7    No Proceedings. No litigation or proceeding against the Company or its Subsidiaries is pending before any court, arbitrator, or administrative or governmental body, nor, to the Company’s knowledge, is any such proceeding threatened against the Company or its Subsidiaries, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 2.8    Brokers and Finders. Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:
Section 3.1    Organization and Authority. The Investor is duly formed and validly existing in good standing as a corporation under the laws of the state of Delaware and has all corporate power and authority to own its property and assets and conduct its business as currently conducted and, except where the failure to be qualified or in good standing would not or reasonably be expected to prevent, materially delay or materially impede the performance by the Investor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

Section 3.2    Authorization. The Investor has all corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s Board of Directors, and no further approval or authorization by any of its directors or stockholders is required. This Agreement constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 3.3    Non-Contravention; Governmental Authorization.
(a)    The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its certificate of incorporation or similar governing documents; (2) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which the Investor is a party or by which its properties may be bound or affected; or (3) conflict with or violate any Law applicable to the Investor, except in the case of clause (2) or (3), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(b)    Each approval, consent, order, authorization, designation, declaration or filing by or with any Governmental Entity necessary in connection with the execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated herein (except for (1) such additional steps as may be required by the NYSE or such additional steps as may be necessary to register or qualify the Rights and shares of Common Stock to be issued in connection with the Rights Offering and the Backstop Acquired Shares under federal securities, state securities or blue sky Laws and (2) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under, any competition or merger control laws of any jurisdiction) has been obtained or made and is in full force and effect.

Section 3.4    No Proceedings. No litigation or proceeding against the Investor is pending before any court, arbitrator, or administrative or governmental body, nor, to the Investor’s knowledge, is any such proceeding threatened against the Investor, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 3.5    Securities Act Compliance. The Backstop Acquired Shares being acquired by the Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws. The Investor is an ‘‘accredited investor’’ within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters that are necessary to evaluate the risks and merits of an investment in the Common Stock.

Section 3.6    Financial Capability. At the Closing, the Investor, together with its Affiliates, will have sufficient available funds to consummate the Closing on the terms and conditions contemplated by this Agreement. The Investor is able to bear the financial risk of its investment in the Backstop Acquired Shares. The Investor has been afforded access to information about the Company and its financial condition and business sufficient to enable the Investor to evaluate its investment in the Backstop Acquired Shares.

Section 3.7    No Registration. The Investor understands (A) that the offer and sale of the Backstop Acquired Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities laws, (B) that the Company shall not be required to effect any registration or qualification of the Backstop Acquired Shares under the Securities Act or any state securities laws, except pursuant to the Registration Agreement, (C) that the Backstop Acquired Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws and (D) that the Backstop Acquired Shares may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act.

Section 3.8    Ownership. As of the date of this Agreement, the Investor and its Affiliates are the Beneficial Owners of 1,885,000 shares of Common Stock, including warrants to purchase 1,500,000 shares of Common Stock.

Section 3.9    No Further Reliance. The Investor acknowledges that it is not relying upon any representation or warranty made by the Company other than those representations and warranties set forth in this Agreement.

ARTICLE IV
COVENANTS

Section 4.1    Conduct of the Business. Prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 6.1 (the “Pre-Closing Period”), the Company shall not, and shall cause each of its Subsidiaries not to, take any actions outside of the ordinary course of business consistent with past practice, without the prior written consent of the Investor or prior approval by the full Board (and not a committee of the Board). During the Pre-Closing Period, (i) except as contemplated by this Agreement, as approved by the full Board (and not a committee of the Board) prior to the taking of such action or with the prior written consent of the Investor, the Company shall not, and shall cause each of its Subsidiaries not to: (A) declare or pay any dividend or distribution on its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other direct or indirect wholly owned Subsidiary of the Company), (B) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (C) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any of its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock, (D) other than Excluded Issuances, issue, grant, deliver or sell any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock (other than with respect to the issuance of the Rights and the Common Stock issuable upon the exercise thereof), (E) make any amendments to its organizational documents, (F) sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination, other than sales of assets in the ordinary course of business consistent with past practice; (G) make any material acquisitions, by purchase or other acquisition of shares or other equity interests, or by merger, consolidation or other business combination, or material purchase of any property or assets, to or from any Person (except for acquisitions made by the Company or any direct or indirect wholly owned Subsidiary of the Company from the Company or any other direct or indirect wholly owned Subsidiary of the Company), (H) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or (I) agree or commit to do any of the foregoing. For the avoidance of doubt, the foregoing shall not restrict the Company from engaging in discussions with a third party with respect to a Superior Transaction.

Section 4.2    Securities to be Issued. The Common Stock to be issued to the Investor pursuant to this Agreement (i) shall be subject to the terms and provisions of the Company’s certificate of incorporation as in effect on the date hereof and (ii) for the avoidance of doubt, shall be deemed “Registrable Securities” under the Registration Agreement.

Section 4.3    Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of the NYSE, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of such issuance. The provisions of this Section 4.3 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in the Registration Statement or Prospectus or any amendment or supplement thereto or any other prospectus or similar offering document or other report required by Law, regulation or NYSE rule so long as the other party is provided a reasonable opportunity to review and comment on such disclosure in advance.

Section 4.4    Share Listing. The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Common Stock to be issued in the Rights Offering, to be approved for listing on the NYSE, subject to official notice of issuance.

Section 4.5    No Stabilization. In connection with the Rights Offering, the Investor will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of Regulation M under the Exchange Act.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1    Conditions to the Obligations of the Company and the Investor. The obligations of the Company and the Investor to effect the Closing shall be subject to the following conditions:

(a)    no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing;
(b)    the Registration Statement shall have been declared effective by the SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto;
(c)    the shares of Common Stock to be issued in the Rights Offering shall be approved for listing on the NYSE, subject to official notice of issuance; and
(d)    the Rights Offering shall have been consummated in accordance with the terms and subject to the conditions set forth in Section 1.1(d).

Section 5.2    Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a)    The representations of the Investor in Section 1.1(b) shall be true and correct (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 1.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 1.1(b) shall be deemed to be references to the Closing Date. All other representations and warranties of the Investor contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).
(b)    The Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Closing.
(c)    The Company shall have received a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Section 5.2(a) and (b).

Section 5.3    Conditions to the Obligations of the Investor. The obligation of the Investor to effect the Closing shall be subject to the following conditions:

(a)    The 10b-5 Representation shall be true and correct in all respects (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 1.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 1.1(c) shall be deemed to be references to the Closing Date. All other representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).
(b)    The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects at or prior to the Closing.

(c)    The Investor shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 5.3(a) and (b).

ARTICLE VI
TERMINATION

Section 6.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of the Company and the Investor;

(b)    by either the Company or the Investor, upon written notice to the other, in the event that the Closing does not occur on or before October 31, 2017, subject to an automatic 60-day extension if the SEC reviews the Registration Statement (the “Outside Date”); provided, however; the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation or comply with any covenant under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(c)    by either the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;
(d)    by the Investor, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 5.3(a) or (b) not to be satisfied, and such breach is not cured, or is incapable of being cured, within ten (10) days (but no later than the Outside Date) of receipt of written notice by the Investor to the Company of such breach;
(e)    by the Company, if a breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 5.2(a) or (b) not to be satisfied, and such breach is not cured, or is incapable of being cured, within ten (10) days (but no later than the Outside Date) of receipt of written notice by the Company to the Investor of such breach;
(f)    by the Investor, upon written notice to the Company, if the Company shall have entered into a definitive agreement to effect a Superior Transaction; or
(g)    by the Company, upon written notice to the Investor, if the Company shall have entered into a definitive agreement to effect a Superior Transaction.

Section 6.2    Effects of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement (other than Article VII which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1    Interpretation; Certain Definitions

(a)    Interpretation. When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

(b)    Certain Definitions. As used in this Agreement, the terms have the following meanings:

“10b-5 Representation” shall have the meaning set forth in Section 1.1(c).
“Acquisition Transaction” means a (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (B) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.
“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to be Affiliates of the Investor.
“Aggregate Offered Shares” shall have the meaning set forth in Section 1.1(d).
“Agreement” shall have the meaning set forth in the Preamble.
“Alternative Financing Transaction” means a transaction or series of related transactions pursuant to which a Person(s) provides to the Company debt or equity financing; provided that an Alternative Financing Transaction shall not include (i) a change of control transaction involving the Company or its stockholders, (ii) the liquidation, dissolution or reorganization of the Company, or (iii) an Acquisition Transaction.
“Backstop Acquired Shares” shall have the meaning set forth in Section 1.2(a).
“Backstop Commitment” shall have the meaning set forth in Section 1.2(a).
“Basic Subscription Right” shall have the meaning set forth in Section 1.1(d).
Any Person shall be deemed to “Beneficially Own”, to have “Beneficial Ownership” of, or to be “Beneficially Owning” any securities (which securities shall also be deemed “Beneficially Owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.
“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or equity securities issued by the Company.
“Closing” shall have the meaning set forth in Section 1.2(b).
“Closing Date” shall have the meaning set forth in Section 1.2(b).
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” shall have the meaning set forth in the Preamble.
“Company Financial Statements” shall have the meaning set forth in Section 2.6(b).

“Company SEC Documents” shall have the meaning set forth in Section 2.6(a).
“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.
“Credit Facility” means the revolving credit facility pursuant to that certain Second Amended and Restated Credit Agreement, dated as of April 20, 2017, by and among the Company, IQinVision, Inc. and the Investor.
“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”
“Exchange Act” shall have the meaning set forth in Section 2.6(a).
“Excluded Issuance” means any issuances of Common Stock, or options to acquire Common Stock, pursuant to the Company’s Stock Plans.
“GAAP” means generally accepted accounting principles.
“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.
“Indemnified Party” shall have the meaning set forth in Section 7.3(c).
“Indemnifying Party” shall have the meaning set forth in Section 7.3(c).
“Investor” shall have the meaning set forth in the Preamble.
“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act of 1977, as amended, and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.
“Material Adverse Effect” means any event, state of facts, circumstance, development, change, effect or occurrence (an “Effect”) that (i) is or could reasonably be expected to be materially adverse to the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole, other than any Effect: (A) arising from changes or developments in the economy or financial markets generally, except to the extent such changes or developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries conduct their businesses; (B) arising from general changes or developments in any industry in which the Company and its Subsidiaries operate, except to the extent such changes or developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in such industry; (C) arising from the announcement or pendency of the transactions contemplated by this Agreement; (D) arising from the taking of any action required by this Agreement; (E) arising from changes in any Law or GAAP or interpretation thereof; (F) arising from the failure by the Company to meet any public or other estimates, budgets or forecasts of revenues, earnings or other financial performance or results of operations (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect); or (G) declines in the price or trading volume of shares of any capital stock of the Company or any change, or proposed change in the debt ratings of the Company or any of its Subsidiaries or any debt securities of the Company or any of its Subsidiaries (it being understood that the facts and circumstances giving rise to such declines or changes may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse

Effect); or (ii) is materially adverse to the ability of the Company to consummate the transactions contemplated by this Agreement.
“NYBCL” means the Business Corporation Law of the State of New York.
“NYSE” shall have the meaning set forth in Section 2.5(b).
“Over-Subscription Right” shall have the meaning set forth in Section 1.1(d).
“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Pre-Closing Period” shall have the meaning set forth in Section 4.1.
“Previously Disclosed” means (i) information set forth in or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 or its other reports and forms filed with the SEC under Sections 13, 14 or 15 of the Exchange Act after September 30, 2016 and (ii) the information set forth in the Schedules corresponding to the provision of this Agreement to which such information relates.
“Prospectus” shall have the meaning set forth in Section 1.1(c).
“Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board (or a committee thereof) in accordance with the NYBCL and the requirements of the NYSE.
“Registration Effective Date” shall have the meaning set forth in Section 1.1(d).
“Registration Agreement” means that certain Warrant to Purchase 1,500,000 shares of the Common Stock of Company issued to the Investor, originally dated as of April 20, 2017, and amended pursuant to an Amendment to Warrant dated as of the date hereof.
“Registration Statement” shall have the meaning set forth in Section 1.1(a).
“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.
“Right” means one non-transferable right to subscribe for a specified amount of shares of Common Stock at the Rights Subscription Price.
“Rights Offering” shall have the meaning set forth in Section 1.1(d).
“Rights Subscription Price” means (x) the average per share closing price of the Common Stock on the NYSE (as reported by Bloomberg L.P. or if not reported thereby, by any other authoritative source) for the ten trading day period ending two trading days immediately prior to the date the Registration Statement is declared effective by the SEC, multiplied by (y) 0.90.
“SEC” means the Securities and Exchange Commission.
“Securities Act” shall have the meaning set forth in Section 7.4.

“Stock Plans” means the Company’s 2007 Stock Incentive Plan and the Company’s Amended and Restated 2011 Stock Incentive Plan.
“Subscription Notice” shall have the meaning set forth in Section 1.2(a).
“Subscription Period” shall have the meaning set forth in Section 1.1(d).
“Subsidiary” means any Person (whether or not incorporated) that the Company directly or indirectly owns or in respect of which the Company has the power to vote or control 50% or more of any class or series of capital shares or other equity interests of such Person.
“Superior Transaction” means a bona fide written Alternative Financing Transaction or Acquisition Transaction that the Board (or a committee thereof consisting only of disinterested directors) has determined in good faith, after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its fiduciary duties, is in the best interests of the Company’s stockholders, including, in the case of an Alternative Financing Transaction, a determination that such Alternative Financing Transaction would (i) provide the Company with liquidity in an amount in excess of that expected to result from the Rights Offering and Backstop Commitment or (ii) result in more favorable economic terms (including in the case of an Alternative Financing Transaction that is an equity investment, the price per share to be paid for the Capital Stock of the Company) for the Company than the Rights Offering and Backstop Commitment. Without limiting the generality of the foregoing, in evaluating whether an Alternative Financing Transaction or Acquisition Transaction is in the best interests of the Company’s stockholders, the Board shall take into consideration, among other things, regulatory or other approvals that would be required for such transaction, the Company’s leverage (both prior to and following such transaction) and the Company’s ability to comply with existing covenants under the Credit Facility and meet its obligations thereunder.

Section 7.2    Survival. Each of the representations and warranties in this Agreement (or any certificate delivered pursuant hereto) shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing Date; provided that the representations and warranties set forth in Section 1.1(b), Section 2.1, Section 2.2, Section 2.3, and Section 2.4 and the 10b-5 Representation, and corresponding representations and warranties in the officer’s certificate to be delivered pursuant to Section 5.2(d) and Section 5.3(d), shall survive the execution and delivery of this Agreement and the Closing indefinitely (or, in each case, until final resolution of any claim or actions arising from the breach of any such representation and warranty, if written notice of such breach was provided prior to the end of such survival period).

Section 7.3    Indemnification.

(a)    Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to (1) the Rights Offering, the Registration Statement or the Prospectus, or (2) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the Rights Offering, this Agreement and/or any of the transactions contemplated hereby; provided, however, that the foregoing indemnification shall not apply to Losses to the extent they arise out of or relate to (i) any breach by any Indemnified Party of this Agreement, or (ii) statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance on or in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor expressly for use therein.
(b)    Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, the Investor agrees to indemnify and hold harmless the Company and its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives, to the fullest extent lawful, from and against any and all Losses arising out of or relating to statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance on or in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor expressly for use therein.
(c)    A party seeking to be indemnified under this Section 7.3 (an “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification pursuant to Section 7.3(a) or (b); provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.3 unless, and then only to the extent that, the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify the Indemnifying Party. Such notice shall describe in reasonable detail such claim to the extent of the information available with respect thereto. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense) and provided, further, that if the Indemnifying Party is conducting the defense the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with such claim if the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there are one or more legal defenses available to the Indemnified Party that are not available to the Indemnifying Party or the Indemnified Party shall have concluded (upon advice of its counsel) that, with respect to such claim, the Indemnified Party and the Indemnifying Party have different, conflicting or adverse legal positions or interests. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (i) involves solely a monetary remedy payable by the Indemnifying Party and (ii) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.
(d)    The obligations of the parties under this Section 7.3 shall survive the Closing or termination of this Agreement and the transfer or other disposition of the Backstop Acquired Shares. The agreements contained in this Section 7.3 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, under this Agreement at law or in equity.

Section 7.4    Legends. The Investor agrees with the Company that each share of Common Stock purchased by the Investor pursuant to the Backstop Commitment shall contain a legend substantially to the following effect, unless the Company determines otherwise in accordance with applicable Law:

THESE SHARES ARE HELD BY AN ‘‘AFFILIATE’’ OF VICON INDUSTRIES, INC., AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THE COMPANY WILL NOT PERMIT THE SHARES REPRESENTED BY THIS CERTIFICATE TO BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED TO A PROSPECTIVE TRANSFEREE UNLESS SUCH TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.
Section 7.5    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile or electronic mail, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by written notice to the other party:

If to the Company:
Vicon Industries, Inc. 135 Fell Court Hauppauge, NY 11788 Attention: John Badke, Chief Executive Officer

With a copy to (which shall not constitute notice):
Fox Rothschild LLP 101 Park Avenue, Suite 1700 New York, NY 10178 Attention: Alison Newman, Esq.

If to the Investor:
NIL Funding Corporation 4838 Jenkins Avenue North Charleston, South Carolina 29405 Attention: Michael Bender, Esq.

Section 7.6    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.7    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.8    Fees and Expenses

(a)    Regardless of whether the Closing is consummated, the Company shall reimburse the Investor for all reasonable fees and expenses (including attorneys’ fees and expenses) incurred by the Investor in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $7,500; provided, however, that such fees and expenses shall not be reimbursed by the Company in the event that this Agreement is terminated by the Company pursuant to Section 6.1(e).
(b)    Payment of the Investor’s fees and expenses by the Company pursuant to this Section 7.8 shall be made at the Closing or, if this Agreement is terminated other than by the Company pursuant to Section 6.1(e), no later than three (3) Business Days after delivery by the Investor to the Company of written notice of (1) demand for payment after the termination of this Agreement, and (2) reasonably detailed documentation of such fees and expenses.
(c)    Any amount that becomes payable by the Company pursuant to this Section 7.8 shall be paid by wire transfer of immediately available funds to account(s) designated in writing by the Investor.

Section 7.9    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that, the Investor shall be permitted to assign this Agreement (including any or all of the Investor’s rights or obligations hereunder) to any of its Affiliates, provided further that no such assignment shall relieve the Investor of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investor hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 7.10    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

Section 7.11    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively in the United States District Court for the Southern District of New York or any other court in New York, New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party may be made by complying with the provisions of Section 7.5, and such compliance shall be deemed effective service of process on such party.

Section 7.12    Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.13    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 7.14    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.15    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 7.16    Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto and any Indemnified Party any rights or remedies hereunder.

Section 7.17    Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the Company and the Investor acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance, provided that the party seeking specific performance is not in material default hereunder. The Company and the Investor agree that, if for any reason a party shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to specific performance and injunctive and other equitable relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party may have against another party for any failure to perform its obligations under this Agreement, including the right to seek damages for a breach of any provision of this Agreement, and all rights, powers and remedies available (at law or in equity) to a party in respect hereof by the other party shall be cumulative and not alternative or exclusive, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other rights, powers or remedies by such party.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of date first written above.

VICON INDUSTRIES, INC.

By:	/s/ John M. Badke
Name:	John M. Badke
Title:	Chief Executive Officer and Chief Financial Officer

NIL FUNDING CORPORATION

By:	/s/ Michael Bender
Name:	Michael Bender
Title:	Secretary